Exhibit 99.1

HF Sinclair Announces Cash Tender Offer for Debt Securities

DALLAS, August 11, 2025 — HF Sinclair Corporation (NYSE and NYSE Texas: DINO) (the “Corporation”) today announced that it has commenced a cash tender offer (the “Tender Offer”) to purchase any and all of the outstanding notes listed in the table below (collectively, the “Notes” and each a “Series” of Notes).

Title of Security	CUSIP(1)	Aggregate Principal Amount Outstanding	Reference U.S. Treasury Security	Fixed Spread (basis points)	Bloomberg Reference Page(2)
5.875% Senior Notes due 2026	403949 AB6	$153,585,000	4.250% U.S.T. due 12/31/25	50 bps	FIT3
6.375% Senior Notes due 2027	403949 AK6 U4322C AD5 403949 AP5	$249,875,000	3.750% U.S.T. due 4/15/26	50 bps	FIT3

(1)

No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this news release or printed on the Notes. They are provided solely for the convenience of Holders of the Notes.

(2)

The Bloomberg Reference Page is provided for convenience only. To the extent any Bloomberg Reference Page changes prior to the Price Determination Date (as defined below), the Lead Dealer Managers referred to below will quote the applicable Reference Treasury Security from the updated Bloomberg Reference Page.

The Tender Offer Consideration for each Series will be determined taking into account the par call date or redemption date, instead of the maturity date, of such Notes in accordance with standard market practice.

The terms and conditions of the Tender Offer are described in an Offer to Purchase dated August 11, 2025 (as it may be amended or supplemented, the “Offer to Purchase”). The Tender Offer is subject to the satisfaction of certain conditions as set forth in the Offer to Purchase, including the receipt of aggregate gross proceeds in an amount sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Tender Offer at or prior to the Expiration Time (as defined below) on terms acceptable to the Corporation from the concurrent public offering of senior debt securities issued by the Corporation (the “Concurrent Notes Offering”).

Subject to applicable law, the Corporation may waive any and all of these conditions or extend or terminate the Tender Offer with respect to one or more Series of Notes, at any time, prior to the Expiration Time. The Tender Offer is not conditioned upon any minimum amount of Notes being tendered. Capitalized terms used in this news release and not defined herein have the meanings given to them in the Offer to Purchase.

The Tender Offer will expire at 5:00 p.m., New York City time, on August 15, 2025, unless extended (such date and time, as the same may be extended, the “Expiration Time”) or earlier terminated. In order to receive the Tender Offer Consideration, Holders of Notes must validly tender and not validly withdraw their Notes (or comply with the procedures for guaranteed delivery) prior to the Expiration Time.

The Tender Offer Consideration for each $1,000 in principal amount of Notes tendered and not withdrawn before the Expiration Time and accepted for payment pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase. The consideration will be determined by reference to the applicable fixed spread specified for each Series of Notes over the yield based on the bid-side price of the applicable Reference U.S. Treasury Security specified in the table above, as fully described in the Offer to Purchase. The consideration will be calculated by the Lead Dealer Managers for the Tender Offer at 2:00 p.m., New York City time, on August 15, 2025, unless extended (such time and date, as the same may be extended, the “Price Determination Date”).

In addition to the Tender Offer Consideration, accrued and unpaid interest up to, but not including, the Settlement Date will be paid in cash on all validly tendered Notes accepted for purchase in the Tender Offer. The purchase price plus accrued and unpaid interest for Notes that are validly tendered and not validly withdrawn before the Expiration Time and accepted for purchase will be paid by the Corporation in same day funds on the Settlement Date, which the Corporation expects will be August 20, 2025, assuming that the Tender Offer is not extended or earlier terminated. No tenders will be valid if submitted after the Expiration Time. Tendered Notes may be validly withdrawn at any time (i) prior to the earlier of (x) the Expiration Time and (y) if the Tender Offer is extended, the tenth business day after commencement of the Tender Offer, and (ii) after the 60th business day after the commencement of the Tender Offer if for any reason the Tender Offer has not been consummated within 60 business days after commencement.

From time to time, the Corporation may purchase additional Notes in the open market, in privately negotiated transactions, through tender offers or otherwise, or may redeem Notes pursuant to the terms of the applicable indenture governing the applicable Series of Notes. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to Holders of Notes than the terms of the Tender Offer. Any future purchases or redemptions by the Corporation will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Corporation may choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Notes that remain outstanding after the consummation or termination of the Tender Offer.

Subject to completion of the Tender Offer, the Corporation may, but is not obligated to, redeem all Notes not purchased in the Tender Offer at the contractual redemption prices, or otherwise repurchase, discharge or defease of the Notes as it deems appropriate. This news release does not constitute a notice of redemption or an obligation to issue a notice of redemption.

Notwithstanding any other provision of the Tender Offer, the Corporation’s obligation to accept for purchase, and to pay for, Notes validly tendered and not validly withdrawn, if applicable, pursuant to the Tender Offer is subject to, and conditioned upon, the satisfaction of or, where applicable, its waiver of, certain conditions, including the condition that the Corporation receive aggregate gross proceeds from the Concurrent Notes Offering at or prior to the Expiration Time in an amount that is sufficient to effect the repurchase of the Notes validly tendered and accepted for purchase pursuant to the Offer to Purchase, on terms satisfactory to the Corporation in its sole discretion.

Citigroup, Citizens Capital Markets and Mizuho are the Lead Dealer Managers for the Tender Offer. D.F. King & Co., Inc. is the Tender and Information Agent. Persons with questions regarding the Tender Offer should contact Citigroup Global Markets Inc. at +1 (800) 558-3745 (toll free) or +1 (212) 723-6106 or ny.liabilitymanagement@citi.com, Citizens JMP Securities, LLC at dl-cjmpslegal@citizensbank.com, or Mizuho Securities USA LLC at +1 (866) 271-7403 (toll free) or +1 (212) 205-7741. Questions regarding the tendering of Notes and requests for copies of the Offer to Purchase and Notice of Guaranteed Delivery and related materials should be directed to D.F. King & Co., Inc. at (212) 931-0865 (for banks and brokers) or (800) 949-2583 (all others, toll-free) or email DINO@dfking.com. Copies of the Offer to Purchase and Notice of Guaranteed Delivery are also available at the following web address: www.dfking.com/DINO.

This news release is neither an offer to purchase nor a solicitation of an offer to sell the Notes. The Tender Offer is made only by the Offer to Purchase and Notice of Guaranteed Delivery and the information in this news release is qualified by reference to the Offer to Purchase dated August 11, 2025. There is no separate letter of transmittal in connection with the Offer to Purchase. None of the Corporation, the Corporation’s Board of Directors, the Lead Dealer Managers, the Tender and Information Agent or the trustees with respect to any Notes is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer, and neither the Corporation nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About HF Sinclair Corporation:

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and lubricants and specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to our refineries and the petroleum industry. HF Sinclair markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states and supplies high-quality fuels to more than 1,700 branded stations and licenses the use of the Sinclair brand to more than 300 additional locations throughout the country. HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in New Mexico. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries.

FOR FURTHER INFORMATION, Contact:

Craig Biery, Vice President, Investor Relations

HF Sinclair Corporation

214-954-6510

Cautionary Statement Regarding Forward-Looking Statements:

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts, including those regarding the Concurrent Notes Offering and the use of proceeds therefrom, including the Tender Offer and the timing and outcome thereof, are “forward-looking statements” that involve certain risks and uncertainties that could cause actual outcomes and results to materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the ability to complete the offering, general market conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Corporation’s SEC filings. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.